                                                                     Exhibit 2.1


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--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT


                                     among:


                             JAVELIN SYSTEMS, INC.,

                             a Delaware corporation;


                           DYNAMIC TECHNOLOGIES, INC.,

                           a Pennsylvania corporation;


                               SB HOLDINGS, INC.,

                           a Pennsylvania corporation;


                                 John P. Biglin,

                                    as Agent

                                       and

               all of the shareholders of Dynamic Technologies, Inc.

                                       and

                    all of the shareholders of SB Holdings, Inc.

                              ------------------------

                           Dated as of April 23, 1999

                              ------------------------


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--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                 PAGE

Section 1.  Payment for Shares; Related Transactions . . . . . . . . . . . . . . . .1
     1.1     Initial Payment.. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2     Quarterly Earnout.. . . . . . . . . . . . . . . . . . . . . . . . . . .2
             (a)    QUARTERLY CASH EARNOUT.. . . . . . . . . . . . . . . . . . . . .2
     1.3     ALLOCATION OF PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . .3
     1.4     FRACTIONAL SHARES.. . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.5     LEGENDS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.6     INDEMNITY AND ESCROW. . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.7     ADJUSTMENT FOR RECLASSIFICATIONS, SPLITS, ETC.. . . . . . . . . . . . .4
     1.8     CLOSING.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLING
             SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.1     DUE ORGANIZATION; NO SUBSIDIARIES; ETC. . . . . . . . . . . . . . . . .5
     2.2     CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. . . . . . . . . . . .6
     2.3     CAPITALIZATION, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.4     FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.5     ABSENCE OF CHANGES. . . . . . . . . . . . . . . . . . . . . . . . . . .7
     2.6     TITLE TO ASSETS.. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     2.7     RECEIVABLES; MAJOR CUSTOMERS. . . . . . . . . . . . . . . . . . . . . .9
     2.8     EQUIPMENT, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.9     REAL PROPERTY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.10    PROPRIETARY ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.11    CONTRACTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.12    LIABILITIES; MAJOR SUPPLIERS. . . . . . . . . . . . . . . . . . . . . 12
     2.13    COMPLIANCE WITH LEGAL REQUIREMENTS. . . . . . . . . . . . . . . . . . 13
     2.14    GOVERNMENTAL AUTHORIZATIONS.. . . . . . . . . . . . . . . . . . . . . 13
     2.15    TAX MATTERS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.16    EMPLOYEE AND LABOR MATTERS. . . . . . . . . . . . . . . . . . . . . . 16
     2.17    BENEFIT PLANS; ERISA. . . . . . . . . . . . . . . . . . . . . . . . . 16
     2.18    ENVIRONMENTAL MATTERS.. . . . . . . . . . . . . . . . . . . . . . . . 18
     2.19    SALE OF PRODUCTS; PERFORMANCE OF SERVICES.. . . . . . . . . . . . . . 19
     2.20    INSURANCE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     2.21    RELATED PARTY TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . 21
     2.22    CERTAIN PAYMENTS, ETC.. . . . . . . . . . . . . . . . . . . . . . . . 21
     2.23    PROCEEDINGS; ORDERS.. . . . . . . . . . . . . . . . . . . . . . . . . 21
     2.24    AUTHORITY; BINDING NATURE OF AGREEMENTS.. . . . . . . . . . . . . . . 22
     2.25    NON-CONTRAVENTION; CONSENTS.. . . . . . . . . . . . . . . . . . . . . 23
     2.26    BROKERS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     2.27    SELLING SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . 24
     2.28    FULL DISCLOSURE.. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     2.29    INVESTMENT REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . 26
SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER. . . . . . . . . . . . . . 27


                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                 PAGE

     3.1     ACQUISITION OF SHARES.. . . . . . . . . . . . . . . . . . . . . . . . 27
     3.2     AUTHORITY; BINDING NATURE OF AGREEMENT. . . . . . . . . . . . . . . . 27
     3.3     SEC FILINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     3.4     BROKERS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     3.5     INVESTMENT REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . 28
     3.6     DUE ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     3.7     CAPITALIZATION, ETC . . . . . . . . . . . . . . . . . . . . . . . . . 29
     3.8     NON-CONTRAVENTION; CONSENTS.. . . . . . . . . . . . . . . . . . . . . 29
     3.9     ABSENCE OF CHANGES. . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 4.   INDEMNIFICATION, ETC. . . . . . . . . . . . . . . . . . . . . . . . . 29
     4.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . 29
     4.2     INDEMNIFICATION BY SELLING SHAREHOLDERS.. . . . . . . . . . . . . . . 30
     4.3     NO CONTRIBUTION.. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     4.4     SETOFF. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     4.5     EXCLUSIVITY OF INDEMNIFICATION REMEDIES.. . . . . . . . . . . . . . . 31
     4.6     DEFENSE OF THIRD PARTY CLAIMS.. . . . . . . . . . . . . . . . . . . . 31
     4.7     EXERCISE OF REMEDIES BY INDEMNITIES OTHER THAN PURCHASER. . . . . . . 32
SECTION 5.  COVENANT NOT TO COMPETE. . . . . . . . . . . . . . . . . . . . . . . . 32
     5.1     COVENANT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.2     INJUNCTIVE RELIEF.. . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 6.  PIGGYBACK REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . 33
     6.1     DEFINITIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.2     PIGGYBACK REGISTRATIONS.. . . . . . . . . . . . . . . . . . . . . . . 33
     6.3     EXPENSES OF REGISTRATION. . . . . . . . . . . . . . . . . . . . . . . 34
     6.4     OBLIGATIONS OF THE PURCHASER. . . . . . . . . . . . . . . . . . . . . 35
     6.5     TERMINATION OF REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . 36
     6.6     DELAY OF REGISTRATION; FURNISHING INFORMATION.. . . . . . . . . . . . 36
     6.7     INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     6.8     ASSIGNMENT OF REGISTRATION RIGHTS.. . . . . . . . . . . . . . . . . . 38
     6.9     AMENDMENT OF REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . 38
     6.10    "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH
             INFORMATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     6.11    RULE 144 REPORTING. . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 7.  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . 39
     7.1     SELLING SHAREHOLDERS' AGENT.. . . . . . . . . . . . . . . . . . . . . 39
     7.2     FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . . 40
     7.3     FEES AND EXPENSES.. . . . . . . . . . . . . . . . . . . . . . . . . . 40
     7.4     ATTORNEYS' FEES.. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     7.5     NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     7.6     PUBLICITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     7.7     TIME OF THE ESSENCE.. . . . . . . . . . . . . . . . . . . . . . . . . 42
     7.8     HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42


                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                 PAGE

     7.9     COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     7.10    GOVERNING LAW; VENUE. . . . . . . . . . . . . . . . . . . . . . . . . 42
     7.11    SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . 43
     7.12    REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE.. . . . . . . . . . . . . . 43
     7.13    WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     7.14    AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     7.15    SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     7.16    PARTIES IN INTEREST.. . . . . . . . . . . . . . . . . . . . . . . . . 44
     7.17    ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     7.18    CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44


                                    EXHIBITS


Exhibit A:    Certain Definitions

Exhibit B:    Selling Shareholder Table

Exhibit C:    Financial Projections

Exhibit D:    Purchase Price Allocation

Exhibit E:    Form of Escrow Agreement

Exhibit F:    Form of opinion letter from Delaney & Associates, P.C.

Exhibit G:    Form of Employment Agreement

Exhibit H:    Form of Option Agreement

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is entered into as of April 23, 1999, by and among JAVELIN SYSTEMS, INC., a Delaware corporation (the "Purchaser"), DYNAMIC TECHNOLOGIES, INC., a Pennsylvania corporation ("DTI"), SB HOLDINGS, INC., a Pennsylvania corporation ("SB Holdings" and together with DTI, the "Company"), John P. Biglin and Denise Biglin, who constitute all of the shareholders of DTI (the "DTI Selling Shareholders"), John P. Seitz and John P. Biglin, who constitute all the shareholders of SB Holdings (the "SB Holdings Selling Stockholders" and together with the DTI Selling Shareholders, the "Selling Shareholders"), and John P. Biglin as agent ("Agent") for the Selling Shareholders. Certain capitalized terms used in this Agreement are defined on Exhibit A.

                                    RECITALS

         A. The DTI Selling Shareholders own 1,000 shares of the common stock of DTI (the "DTI Shares"), which constitute all of the outstanding capital stock of DTI.

         B. The SB Holdings Selling Shareholders own 2,000 shares of common stock of SB Holdings (the "SB Holdings Shares" and together with the DTI Shares, the "Shares"), which constitute all of the outstanding capital stock of SB Holdings.

         C. The Selling Shareholders wish to sell the Shares to the Purchaser and the Purchaser wishes to purchase the Shares from the Selling Shareholders upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         The Purchaser, the Company and the Selling Shareholders, intending to be legally bound, agree as follows:

         SECTION 1.     PAYMENT FOR SHARES; RELATED TRANSACTIONS

         1.1  INITIAL PAYMENT.

              (a) INITIAL CASH PAYMENT. Subject to the terms and upon the conditions set forth in this Agreement, on the Closing Date, by wire transfer of immediately available funds, Purchaser shall pay to each Selling Shareholder the amount set forth next to such Selling Shareholder's name on the Schedule of Shareholders attached hereto as Exhibit B (the "Schedule of Selling Shareholders"), as consideration for all of the Shares owned by such Selling Shareholder as indicated on the Schedule of Selling Shareholders.

              (b) INITIAL STOCK PAYMENT. Subject to the terms and upon the conditions set forth in this Agreement, and except as otherwise provided by
Section 1.6, on the Closing Date, Purchaser shall issue to each Selling Shareholder the number of original issue shares of Purchaser Common Stock set forth next to such Selling Shareholder's name on the Schedule of Selling Shareholders as further consideration for all of the Shares owned by such Selling


                                       1.

Shareholder. Stock certificates representing any shares of Purchaser Common Stock issued pursuant to this Section 1.1(a) shall be delivered to the Agent for distribution to the Selling Shareholders.

         1.2  QUARTERLY EARNOUT.

              (a) QUARTERLY EARNOUT PAYMENT. In addition to the onsideration described in Section 1.1, Purchaser shall pay to each Selling Shareholder, as further consideration for all the Shares owned by such Selling Shareholder, on a quarterly basis, such Selling Shareholder's Pro Rata Percentage, as set forth on the Schedule of Shareholders, of an aggregate of an additional $750,000 per quarter (each a "Quarterly Earnout Payment") upon verification by the Purchaser and the Selling Shareholders that the Company has met 100% of the applicable quarterly revenue projection set forth on Exhibit C hereto (each a "Quarterly Projection") for each of the quarters ending July 31, 1999, October 31, 1999, January 31, 2000 and April 30, 2000 (each a "Projection Period"); PROVIDED, HOWEVER, that any accounts receivable of the Company arising from April 26, 1999 through July 31, 1999 shall be credited to the quarter ending July 31, 1999. The Quarterly Earnout Payments are to be made as follows: for the quarter ending July 31, 1999, the Quarterly Earnout Payment shall be made in cash up to $750,000. For the quarter ending October 31, 1999, the Quarterly Earnout Payment shall be made in cash up to $750,000. For the quarter ending January 31, 2000, the Quarterly Earnout Payment shall be made first in cash up to $500,000 and thereafter in shares of Purchaser Common Stock having a Value of up to $250,000. For the quarter ending April 30, 2000, the Quarterly Earnout Payment shall be made in shares of Purchaser Common Stock having a Value of up to $750,000. In the event the Company exceeds 100% of a Quarterly Projection in any Projection Period, the excess revenue over and above 100% may be added to the revenue of any of the previous Projection Periods or the next Projection Period, at the election of the Selling Shareholders, and the applicable Quarterly Earnout Payment will be appropriately adjusted. In the event the Company fails to achieve 100% of a Quarterly Projection for any Projection Period, the Selling Shareholders shall be entitled to receive a portion of their respective Pro Rata Percentage of the Quarterly Earnout Payment that is equal to that percentage of the Quarterly Projection that the Company actually achieved in the applicable Projection Period; PROVIDED, FURTHER, HOWEVER, that in no event shall any Selling Shareholder be entitled to any portion of the Quarterly Earnout Payment if the Company fails to achieve at least fifty percent (50%) of a Quarterly Projection in any Projection Period. During any Projection Period, Purchaser shall not cause the diminution of the Company's revenues or cause or permit the diversion of the Company's revenues to any subsidiary or affiliate of Purchaser or any third party. Verification of the achievement of the Quarterly Projections shall be based upon, and subject to the completion of, the unaudited consolidated financial statements of Purchaser for the time period in question. Within thirty (30) business days after verification by Purchaser that a Quarterly Projection (or percentage thereof) has been achieved, Purchaser shall deliver a check to each Selling Stockholder in the amount of the Quarterly Earnout Payment such Selling Stockholder is entitled to under this Section 1.2(a) and/or stock certificates representing the number of shares of Purchaser Common Stock, if any, such Selling Shareholder is entitled to under this Section 1.2(a) shall be delivered to each Selling Shareholder. The "Value" of the shares of Purchaser Common Stock shall be the average of the daily reported closing prices per share of Purchaser Common


                                       2.

Stock as reported on the Nasdaq National Market during the ten (10) trading days immediately preceding the date on which the verification of the achievement of the Quarterly Projection is completed.

              (b) CHANGE OF CONTROL. In the event there is a Change of Control (as defined below) of the Purchaser prior to April 30, 2000, upon the consummation of the Change of Control and in full satisfaction of the Purchaser's obligations under Section 1.2, all Quarterly Earnout Payments, whether in cash or Value of Purchaser Common Stock, shall be made prior to or contemporaneous with such Change of Control to the Selling Shareholders in accordance with their respective Pro Rata Percentage, as set forth on the Schedule of Shareholders, as if 100% of the Quarterly Projections had been achieved for all Projection Periods. For the purposes of this Section 1.2(c), a "Change of Control" of the Purchaser shall be any merger, consolidation, business combination, sale of all or substantially all of Purchasers' assets or similar transaction where the Purchaser is not the surviving corporation (other than any such transaction entered into solely for the purpose of changing the jurisdiction of incorporation of Purchaser or any transaction in which the stockholders of the Purchaser immediately prior to the transaction own in excess of 50% of the voting power of the surviving or purchasing corporation after the transaction).

         1.3 ALLOCATION OF PURCHASE PRICE. The aggregate consideration to be paid to the Selling Shareholders by the Purchaser for the Shares shall be allocated between the DTI Shares and the SB Holdings Shares as set forth on Exhibit D attached hereto.

         1.4 FRACTIONAL SHARES. No fractional shares of Purchaser Common Stock shall be issued in connection with Purchasers obligations under Sections 1.1(b) and 1.2(a), and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any fractional shares of Purchaser Common Stock that would otherwise have been issued to any Selling Shareholder (after aggregating all fractional shares issuable to such Selling Shareholder) shall be rounded down to the nearest whole share.

         1.5 LEGENDS. The shares of Purchaser Common Stock to be issued to the Selling Shareholders pursuant to this Agreement are being issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and each certificate representing any of such shares shall bear the following legend or similar legend deemed appropriate by the Company:

              "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."


                                       3.

          1.6 INDEMNITY AND ESCROW. On the Closing Date, Purchaser shall withhold 125,000 of the shares of Purchaser Common Stock (the "Indemnity Shares") required to be issued to the Selling Shareholders pursuant to Section 1.1(b). On the Closing Date, the Indemnity Shares shall be delivered to the Escrow Agent as collateral for the Company's and the Selling Shareholders' indemnification obligations set forth in Section 4. The Indemnity Shares will be represented by certificates issued in the names of the Selling Shareholders according to their respective Pro Rata Percentage, as set forth on the Schedule of Shareholders, of the Indemnity Shares, and as set forth in Section 4, shall be held in escrow by the Escrow Agent to satisfy any claims made on or before the date that is one (1) year after the Closing Date. The administration of the Indemnity Shares by the Escrow Agent shall be conducted pursuant to the terms of an escrow agreement in the form of Exhibit E attached hereto among Purchaser, each of the Selling Shareholders, the Agent and the Escrow Agent.

         1.7 ADJUSTMENT FOR RECLASSIFICATIONS, SPLITS, ETC. If prior to April 30, 2000 and/or prior to the issuance and delivery of the shares to the Selling Shareholders pursuant to Sections 1.1(b) and 1.2(a), the shares of Purchaser Common Stock are changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, reorganization, stock split, combination or similar transaction, then the total number of shares of Purchaser Common Stock to be issued by Purchaser pursuant to Sections 1.1(b) and 1.2(a) shall be appropriately adjusted, provided that any such adjustment shall in all events result in each Selling Shareholder receiving such Selling Shareholder's Pro Rata Percentage, as set forth on the Schedule of Shareholders, of the shares of Purchaser Common Stock to be issued pursuant to Sections 1.1(b) or 1.2(a) that would have been received by such shareholder prior to any such adjustment.

         1.8  CLOSING.

              (a) The closing of the sale of the Shares to the Purchaser (the "Closing") shall take place at the offices of Cooley Godward LLP at 4365 Executive Drive, Suite 1100, San Diego, California at 10:00 a.m. California time on April 23, 1999 or such other place or time as the Purchaser and the Agent may jointly designate (the "Closing Date").

              (b)       At the Closing:

                        (i) each Selling Shareholder shall deliver to the Purchaser the stock certificate or certificates representing all of the Shares owned by such Selling Shareholder, duly endorsed (or accompanied by duly executed stock powers) and the Purchaser shall deliver to the Selling Shareholder cash as provided for in Section 1.1(a) and stock certificates representing the shares of Purchaser Common Stock to be issued pursuant to
Section 1.1(b) less the Indemnity Shares;

                        (ii) the Purchaser shall deliver to the Escrow Agent, to be held in escrow, stock certificates representing the Indemnity Shares withheld pursuant to Section 1.6;


                                       4.

                        (iii) the Purchaser, each Selling Shareholder and the Escrow Agent shall execute and deliver to the other an Escrow Agreement substantially in the form of Exhibit E attached hereto (the "Escrow Agreement");

                        (iv) the Purchaser shall receive an opinion letter from Company counsel, dated the Closing Date, in the form of Exhibit F.

                        (v) each of John P. Seitz and John P. Biglin shall execute and deliver an Employment Agreement substantially in the form of Exhibit G;

                        (vi) the Selling Shareholders shall cause to be delivered to the Purchaser written resignations, effective as of the Closing Date, indicating that each of the members of the board of directors DTI and SB Holdings, respectively, have resigned as a member of such board of directors and, except as contemplated by Section 1.8(b)(v), each officer of the Company has resigned as an Officer of the Company;

                        (vii) each of the Selling Shareholders shall execute and deliver to the Purchaser such other documents as the Purchaser may reasonably request in order to facilitate the consummation of the transactions contemplated by this Agreement; and

                        (viii) the Purchaser shall deliver non-qualified stock option agreements in the form attached hereto as Exhibit H, to the people and for the number of shares set forth on Exhibit H hereto.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLING
                    SHAREHOLDERS

         DTI and SB Holdings (referred to herein collectively as the Company) and the Selling Shareholders (each Selling Shareholder making representations and warranties as to the entity in which it owns Shares only), jointly and severally, represent and warrant, to and for the benefit of the Indemnities, that, except as set forth in the disclosure schedule delivered by the Company and the Selling Shareholders to the Purchaser on the date of this Agreement (the "Disclosure Schedule"):

         2.1  DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used and to perform its obligations under all Company Contracts.

              (b) The Company is not, and has never been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part
2.1 of the Disclosure Schedule, except for those jurisdictions where the failure to be so qualified, authorized, registered or licensed would not


                                       5.

have a material adverse effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

              (c) Part 2.1 of the Disclosure Schedule accurately and completely sets forth as of the date hereof (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

              (d) Neither the Company nor any of its respective shareholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of any of the Company's business or affairs.

              (e) The Company has no subsidiaries, and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

         2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to the Purchaser accurate and complete copies of the Company's articles of incorporation and bylaws, including all amendments thereto, the stock records of the Company, and the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws or of any resolution adopted by the Company's board of directors; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices.

         2.3  CAPITALIZATION, ETC.

              (a) The authorized capital stock of DTI consists of 10,000 shares of common stock, no par value, of which 1,000 shares (constituting all of the DTI Shares) have been issued and are outstanding. The DTI Selling Shareholders have, and the Purchaser will acquire at the Closing, good and valid title to the DTI Shares free and clear of any Encumbrances. Of the DTI Shares, Denise Biglin owns, beneficially and of record, 510 shares and John P. Biglin owns, beneficially and of record, 490 shares. All of the DTI Shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements.


                                       6.

              (b) The authorized capital stock of SB Holdings consists of 10,000 shares of common stock, no par value, of which 2,000 shares (constituting all of the SB Holdings Shares) have been issued and are outstanding. The SB Holdings Selling Shareholders have, and the Purchaser will acquire at the Closing, good and valid title to the SB Holdings Shares free and clear of any Encumbrances. Of the SB Holdings Shares, John P. Seitz owns, beneficially and of record, 1,000 shares and John P. Biglin owns, beneficially and of record, 1,000 shares. All of the SB Holdings Shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements.

              (c) There is no (i) outstanding subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company. The Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

         2.4 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser the following financial statements (collectively, the "Company Financial Statements") which have also been attached as an exhibit to Part 2.4 of the Disclosure Schedule: the unaudited balance sheet of the Company as of December 31, 1998 and the related unaudited consolidated statement of operations of the Company for the year then ended, including the notes related thereto; and the unaudited balance sheet of the Company as of March 31, 1999 (the "Unaudited Interim Balance Sheet"), and the related unaudited statement of operations of the Company for the three (3) months then ended. Except as set forth in Part 2.4 of the Disclosure Schedule, the Company Financial Statements accurately and fairly present the financial condition and assets and liabilities of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby.

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since March 31, 1999:

              (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations or financial performance (or in any aspect or portion thereof), and no event has occurred that would be reasonably expected to have a material adverse effect on the Company's business, condition, assets, liabilities, operations or financial performance (or on any aspect or portion thereof);

              (b) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);


                                       7.

              (c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

              (d) the Company has not sold or otherwise issued any shares of capital stock or any other securities;

              (e) the Company has not purchased or otherwise acquired any asset from any other Person, except for assets acquired by the Company in the ordinary course of business and consistent with past practice;

              (f) the Company has not leased or licensed any asset from any other Person;

              (g) the Company has not made any capital expenditure in excess of $20,000;

              (h) the Company has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by the Company in the ordinary course of business and consistent with past practice, but in any event not in excess of $25,000;

              (i) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $10,000;

              (j) the Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance in excess of $10,000;

              (k) the Company has not made any loan or advance to any other Person in excess of $10,000;

              (l) the Company has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

              (m) the Company has not entered into, and neither the Company nor any of the assets owned or used by the Company has become bound by, any Contract that contemplates or involves the payment of cash or other consideration by the Company in an amount or having a value in excess of $100,000;

              (n) no Material Company Contract by which the Company or any of the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interest, has been amended or terminated;

              (o) the Company has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current


                                       8.

liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the ordinary course of business and consistent with past practice, but in any event not in excess of $60,000 in the aggregate;

              (p) the Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that
(i) are reflected in the Unaudited Interim Balance Sheet or have been incurred by the Company since March 31, 1998 in the ordinary course of business and consistent with past practice, and (ii) have been discharged or paid in the ordinary course of business and consistent with past practice, but in any event not in excess of $60,000 in the aggregate;

              (q) the Company has not forgiven any debt or otherwise released or waived any right or claim in excess of $10,000;

              (r) the Company has not changed any of its methods of accounting or accounting practices in any material respect;

              (s) the Company has not entered into any transaction or taken any other action outside the ordinary course of business; and

              (t) the Company has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(s)" above.

         2.6  TITLE TO ASSETS.

              (a) The Company owns, and has good and valid title to: (i) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold by the Company since March 31, 1999 in the ordinary course of business);
(ii) all assets acquired by the Company since March 31, 1999 (except for inventory sold by the Company since March 31, 1999 in the ordinary course of business); (iii) all assets referred to in Parts 2.7 and 2.8 of the Disclosure Schedule and all of the Company's rights under any Contracts to which the Company is a party; and (iv) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any Encumbrances.

              (b) Part 2.6 of the Disclosure Schedule identifies all material assets that are being leased or licensed to the Company, other than third-party software licenses that are generally available to other businesses.

         2.7 RECEIVABLES; MAJOR CUSTOMERS. Part 2.7 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of March 31, 1999. Except as set forth in Part 2.7 of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and


                                       9.

those accounts receivable that have arisen since April 1, 1999 and have not yet been collected): (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and will be collected in full (without any counterclaim or setoff, but net of any allowance for doubtful accounts reflected on the Unaudited Interim Balance Sheet) on or before April 1, 2000. The allowance for doubtful accounts reflected in the Unaudited Interim Balance Sheet is consistent with the Company's prior practice and is a reasonable estimate of such doubtful accounts. Except as set forth on Part 2.7 of the Disclosure Schedule, the Company has not received any written notice, or to the Knowledge of the Selling Shareholders, any other communication (in writing or otherwise), and has not received any other information, indicating that any material customer, supplier or other Person would reasonably be expected to cease dealing with the Company or may otherwise reduce the volume of business transacted by such Person with the Company below historical levels.

          2.8 EQUIPMENT, ETC. Each material asset owned or leased by the
Company: (i) is in good condition and repair (ordinary wear and tear excepted);
(ii) complies in all material respects with, and is being operated and otherwise used in compliance in all material respects with, all applicable Legal Requirements, unless the failure to do so would not have a material adverse effect on the Company; and (iii) to the Knowledge of the Selling Shareholders is adequate for the uses to which it is being put. Except as set forth on Part 2.8 of the Disclosure Schedule, the assets owned by the Company are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

         2.9 REAL PROPERTY. The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.9 of the Disclosure Schedule.

         2.10 PROPRIETARY ASSETS.

              (a) Except as set forth in Part 2.10 of the Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to the Company or that is otherwise used by the Company in the Company's business.

              (b) To the Knowledge of the Selling Shareholders, the Company has taken all measures and precautions reasonably necessary to protect the confidentiality and value of each Proprietary Asset identified or required to be identified in Part 2.11 of the Disclosure Schedule. The Company has good and valid title to all of the Proprietary Assets owned by the Company, free and clear of all Encumbrances, and has a valid right to use and otherwise exploit, and to license others to use and otherwise exploit, all Proprietary Assets licensed to or used by the Company.

              (c) Except as set forth in Part 2.10 of the Disclosure Schedule, the Company is not infringing, and has not at any time infringed, or received any written notice or to the Knowledge of the Selling Shareholders, any other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used


                                      10.

by any other Person. To the Knowledge of the Selling Shareholders, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by or licensed to the Company.

              (d) The material Proprietary Assets identified in Part 2.11 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

         2.11 CONTRACTS.

              (a) Part 2.11 of the Disclosure Schedule identifies each Material Company Contract. The Company has made available to the Purchaser accurate and complete copies of all Material Company Contracts identified in Part 2.11 of the Disclosure Schedule, including all amendments thereto.

              (b) Each Material Company Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms.

              (c) Except as set forth in Part 2.11 of the Disclosure Schedule:

                        (i) To the Knowledge of the Selling Shareholders, no Person has violated or breached, or declared or committed any default under, any Material Company Contract;

                        (ii) To the Knowledge of the Selling Shareholders, no event has occurred, and no circumstance or condition exists, that would reasonably be expected to (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Material Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Company Contract, or (D) give any Person the right to cancel, terminate or modify any Material Company Contract;

                        (iii) the Company has not received any written notice or, to the Knowledge of the Selling Shareholders, any other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Material Company Contract; and

                        (iv) the Company has not waived any of its rights under any Material Company Contract.

              (d) Except as set forth in Part 2.11 of the Disclosure Schedule, to the Knowledge of the Selling Shareholders, each Person against which the Company has or may acquire any rights under any Material Company Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Company.


                                      11.

              (e) Except as set forth in Part 2.11 of the Disclosure Schedule:

                        (i) the Company has never guaranteed or otherwise agreed to cause, insure or become liable for, and the Company has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

                        (ii) the Company has never been a party to or bound by
(A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock option, stock appreciation right, phantom stock right or similar right or interest.

              (f) To the Knowledge of the Selling Shareholders, the performance of the Material Company Contracts will not result in any violation of or failure to comply with any Legal Requirement.

              (g) No Person is renegotiating, or to the Knowledge of the Selling Shareholders threatening to renegotiate, any amount paid or payable to the Company under any Material Company Contract or any other term or provision of any Material Company Contract.

              (h) The Material Company Contracts identified in Part 2.11 of the Disclosure Schedule constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

              (i) Part 2.11 of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Company.

         2.12 LIABILITIES; MAJOR SUPPLIERS.

              (a)       The Company has no Liabilities, except for:

                        (i) liabilities identified on the Unaudited Interim Balance Sheet and liabilities incurred since March 31, 1999 in the ordinary course of business and consistent with past practice, but which in any event do not exceed $60,000 in the aggregate;

                        (ii) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the ordinary course of business since March 31, 1999, but which in any event do not exceed $60,000 in the aggregate; and

                        (iii) the Company's obligations under the Material Company Contracts listed in Part 2.12 of the Disclosure Schedule, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

              (b) Part 2.12 of the Disclosure Schedule:


                                      12.

                        (i) provides an accurate and complete breakdown and aging of the Company's accounts payable as of March 31, 1999;

                        (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by the Company as of the date of this Agreement; and

                        (iii) provides an accurate and complete breakdown of the Company's long-term debt as of the date of this Agreement.

         2.13 COMPLIANCE WITH LEGAL REQUIREMENTS.

              (a) Except as set forth in Part 2.13 of the Disclosure Schedule:

                        (i) the Company is in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, unless the failure to do so would not have a material adverse effect on the Company or its financial condition;

                        (ii) the Company has at all times been in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets, unless the failure to do so would not have a material adverse effect on the Company or its financial condition;

                        (iii) no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, unless the failure to do so would not have a material adverse effect on the Company or its financial condition; and

                        (iv) the Company has never received, at any time, any written notice or, to the Knowledge of the Selling Shareholders, any other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation by the Company of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

              (b) the Company has made available to the Purchaser an accurate and complete copy of each report, study, survey or other document to which the Company has access that addresses or otherwise relates to the compliance of the Company with, or the applicability to the Company of, any Legal Requirement.

         2.14 GOVERNMENTAL AUTHORIZATIONS.

              (a) Part 2.14 of the Disclosure Schedule identifies each Governmental Authorization that is held by the Company. The Company has made available to the Purchaser


                                      13.

accurate and complete copies of all of the Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.14 of the Disclosure Schedule is valid and in full force and effect.

              (b) Except as set forth in Part 2.14 of the Disclosure Schedule:

                        (i) the Company and its employees are, and its employees have at all times been, in substantial compliance with the material terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.14 of the Disclosure Schedule;

                        (ii) to the Knowledge of the Selling Shareholders, no event has occurred, and no condition or circumstance exists, that would reasonably expected to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.14 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.14 of the Disclosure Schedule;

                        (iii) the Company has never received, and, to the Knowledge of the Selling Shareholders, no employee of the Company has ever received, any written notice or any other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and

                        (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part
2.14 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, or an extension has been timely filed, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

              (c) The Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule constitute all of the material Governmental Authorizations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted, and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used.


                                      14.

         2.15 TAX MATTERS.

              (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

              (b) Part 2.15 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("the Company Returns"). All the Company Returns (i) have been or will be filed when due, or an appropriate extension timely filed therefor and
(ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Company Returns on or before the Closing Date, have been or will be paid on or before the Closing Date or have been properly accrued in the Financial Statements or have been set forth on Part
2.15 of the Disclosure Schedule. The Company has delivered to the Purchaser accurate and complete copies of all the Company Returns filed since December 31, 1995.

              (c) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Company will establish, in the ordinary course of business, reserves adequate for the payment of all Taxes for the period from March 31, 1999 through the Closing Date, and the Company will disclose the dollar amount of such reserves to the Purchaser on or prior to the Closing Date.

              (d) Each Company Return relating to income Taxes that has been filed with respect to any period ended on or prior to December 31, 1995 has either (i) been examined and audited by all relevant Governmental Bodies, or
(ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Part 2.15 of the Disclosure Schedule accurately identifies each examination or audit of any Company Return that has been conducted since December 31, 1995. The Company has delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.15 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

              (e) Except as set forth in Part 2.15 of the Disclosure Schedule, no claim or other Proceeding is pending or, to the Knowledge of the Selling Shareholders, has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document


                                      15.

received by the Company. The Company has not entered into or has become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

              (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, would reasonably be expected to give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.16 EMPLOYEE AND LABOR MATTERS.

              (a) Part 2.16 of the Disclosure Schedule accurately sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status): (i) the name of such employee and the date as of which such employee was originally hired by the Company; (ii) such employee's title, (iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Company with respect to services performed in 1998; (iv) such employee's annualized compensation as of the date of this Agreement; and (v) each Current Benefit Plan in which such employee participates or is eligible to participate.

              (b) Part 2.16 of the Disclosure Schedule accurately identifies each former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company; and Part 2.16 of the Disclosure Schedule accurately describes such benefits.

              (c) Except as set forth in Part 2.16 of the Disclosure Schedule, the Company is not a party to or bound by, and the Company has never been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

              (d) Except as set forth in Part 2.16 of the Disclosure Schedule, the employment of each of the Company's employees is terminable by the Company at will. The Company has made available to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of each of the Company.

              (e) Except as set forth in Part 2.16 of the Disclosure Schedule, to the Knowledge of the Selling Shareholders: (i) no employee of the Company intends to terminate


                                      16.

his employment with the Company; (ii) no employee of the Company has received an offer to join a business that may be competitive with the Company's business; and (iii) no employee of the Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company, or (B) the Company's business or operations.

         2.17 BENEFIT PLANS; ERISA.

              (a) Part 2.17 of the Disclosure Schedule identifies and provides an accurate and complete description of each Current Benefit Plan and each Past Benefit Plan. The Company has never established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for the Company Plans identified in Part 2.17 of the Disclosure Schedule.

              (b) No Company Plan: (i) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation; (ii) is or was a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA; or (iii) is or was subject to the minimum funding standards of Section 412 of the Code or
Section 302 of ERISA.

There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with the Company as a single employer within the meaning of Section 414 of the Code.

              (c) The Company has made available to the Purchaser, with respect to each Company Plan: (i) an accurate and complete copy of such Company Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future); (ii) an accurate and complete copy of each Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Company Plan; (iii) an accurate and complete copy of any description, summary, notification, report or other document that has been furnished to any employee of the Company with respect to such Company Plan; (iv) an accurate and complete copy of any form, report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Company Plan; and (v) an accurate and complete copy of any determination letter, notice or other document that has been issued by, or that has been received by the Company from, any Governmental Body with respect to such Company Plan.

              (d) Each Current Benefit Plan is being operated and administered in all material respects with the provisions thereof, and each Company Plan has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Company Plan has been duly accrued and made on a timely basis.


                                      17.

              (e) Each Current Benefit Plan complies and is being operated and administered in all material respects with, and each Company Plan has at all times complied and been operated and administered in all material respects with, all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. The Company has never incurred any material Liability to the Internal Revenue Service or any other Governmental Body with respect to any Company Plan; and to the Knowledge of the Selling Shareholders, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise directly or indirectly to any such Liability. To the Knowledge of the Selling Shareholders, neither the Company nor any Person that is or was an administrator or fiduciary of any Company Plan (or that acts or has acted as an agent of the Company or any such administrator or fiduciary), has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject the Company to any Liability for breach of any fiduciary duty or any other duty. No Company Plan, and no Person that is or was an administrator or fiduciary of any Company Plan (or that acts or has acted as an agent of any such administrator or fiduciary): (i) has engaged in a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code; (ii) has failed to perform any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; or (iii) has taken any action that (A) may subject such Company Plan or such Person to any material Tax, penalty or Liability relating to any "prohibited transaction," or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any claim under, on behalf of or with respect to such Company Plan.

              (f) No inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any current or former employee of the Company (i) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Company Plan or with respect to any other matter relating to any Company Plan, or (ii) with respect to any proposal or intention on the part of the Company to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

              (g) Except as set forth in Part 2.18 of the Disclosure Schedule, the Company has not advised any of its employees (in writing or otherwise) that it intends or expects to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature in the future.

         2.18 ENVIRONMENTAL MATTERS.

              (a) The Company is not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

              (b) The Company has never received any written notice or to the Knowledge of the Selling Shareholders, any other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability


                                      18.

arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced, or to the Knowledge of the Selling Shareholders, threatened to commence any contribution action or other Proceeding against the Company in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Company becoming subject to, any such Liability.

              (c) Except as set forth in Part 2.18 of the Disclosure Schedule, the Company has never generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Except as set forth in Part 2.18 of the Disclosure Schedule, the Company has never permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully):

                        (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by the Company;

                        (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or

                        (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by the Company.

              (d) All property that is owned by, leased to, controlled by or used by the Company, and all surface water, groundwater, soil and air associated with or adjacent to such property is free of any Hazardous Material.

              (e) Each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by the Company, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by the Company is in sound condition.

         2.19 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

              (a) Except as set forth in Part 2.19 of the Disclosure Schecdule, each product that has been developed and sold by the Company to any Person:

                        (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Material Company Contract and with all applicable Legal Requirements; and


                                      19.

                        (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale.

              (b) Except as set forth on Part 2.19 of the Disclosure Schedule, all services that have been performed by the Company were performed properly and in conformity in all material respects with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

              (c) The Company will not incur or otherwise become subject to any Liability arising directly or indirectly from any product developed and sold, or any repair services or other services performed by, the Company on or at any time prior to the Closing Date.

              (d) No product developed and sold by the Company has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

              (e) Except as set forth in Part 2.19 of the Disclosure Schedule, no customer or other Person has ever asserted, or to the Knowledge of the Selling Shareholders, threatened to assert any claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or
(ii) under or based upon any other warranty relating to any product sold by the Company or any services performed by the Company. To the Knowledge of the Selling Shareholders, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

         2.20 INSURANCE.

              (a) The Company has made available the following information to Purchaser with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Company: (i) the name of the insurance carrier that issued such policy and the policy number of such policy;
(iv) whether such policy is a "claims made" or an "occurrences" policy; (v) a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements and any non-customary exclusions from coverage); (vi) the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and (vii) a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy.

              (b) Each of the insurance policies maintained by or at the expense of, or for the direct benefit of the Company, is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the best Knowledge of the Company and the Selling Shareholders, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were


                                      20.

submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure the Company's business, assets, operations, key employees, services and potential liabilities.

              (c) Except as set forth in Part 2.20 of the Disclosure Schedule, there is no pending claim under or based upon any of such policies; and no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

              (d) The Company has never received: (i) any written notice, or to the Knowledge of the Selling Shareholders, any other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of such insurance policies or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies; (ii) any written notice, or to the Knowledge of the Selling Shareholders, any other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of such insurance policies; or (iii) any indication that the issuer of any of such insurance policies may be unwilling or unable to perform any of its obligations thereunder.

         2.21 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.21 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1997 had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since December 31, 1997 been, indebted to the Company; (c) since December 31, 1997, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company;
(d) no Related Party is competing, or has at any time since December 31, 1997 competed, directly or indirectly, with the Company in any market served by the Company; (e) no Related Party has any claim or right against the Company; and
(f) no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

         2.22 CERTAIN PAYMENTS, ETC. The Company and no officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company; (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person in connection with the business of the Company; (d) made any unlawful payment to any Person, or unlawfully provided any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or (e)


                                      21.

agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(d)" above.

         2.23 PROCEEDINGS; ORDERS.

              (a) Except as set forth in Part 2.23 of the Disclosure Schedule, there is no pending Proceeding, and to the Knowledge of the Selling Shareholders no Person has threatened to commence any Proceeding: (i) that involves the Company or any Selling Shareholder or that otherwise relates to or would reasonably be expected to adversely affect the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement

              (b) Except as set forth in Part 2.23 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, directly or indirectly, give rise to or serve as a basis for the commencement of any such Proceeding.

              (c) Except as set forth in Part 2.23 of the Disclosure Schedule, no Proceeding has ever been commenced by or against the Company or any Selling Shareholder; and no Proceeding otherwise involving or relating to the Company or any Selling Shareholder has been pending or threatened at any time.

              (d) the Company and each Selling Shareholder has made available to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which it or he has access that relate to the Proceedings identified in Part 2.23 of the Disclosure Schedule.

              (e) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject; and none of the Selling Shareholders is subject to any Order that relates to the Company's business or to any of the assets owned or used by the Company.

              (f) To the Knowledge of the Selling Shareholders, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

              (g) There is no proposed Order that, if issued or otherwise put into effect, (i) would reasonably be expected to have an adverse effect on the Company's business, condition, assets, liabilities, operations or financial performance (or on any aspect or portion thereof) or on the ability of the Company or any of the Selling Shareholders to comply with or perform any covenant or obligation under this Agreement or any of the transactions contemplated by this Agreement, or (ii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.


                                      22.

         2.24 AUTHORITY; BINDING NATURE OF AGREEMENTS.

              (a) The Company has the right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its shareholders. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

              (b) Each Selling Shareholder has the absolute and unrestricted right, power and capacity to enter into and to perform such Selling Shareholder's obligations under this Agreement and the agreements contemplated by this Agreement to which such Selling Shareholder is or may become a party. This Agreement constitutes the legal, valid and binding obligation of each of the Selling Shareholders, enforceable against each of the Selling Shareholders in accordance with its terms. Upon the execution of each of the other agreements contemplated by this Agreement at the Closing, each of such other agreements will constitute the legal, valid and binding obligation of each Selling Shareholder who is a party thereto, and will be enforceable against such Selling Shareholder in accordance with its terms.

              (c) The respective spouses of the Selling Shareholders have the absolute and unrestricted right, power and capacity to execute and deliver and to perform their obligations under the Spousal Consents being executed by them. Said Spousal Consents constitute their legal, valid and binding obligations, enforceable against them in accordance with their terms.

              (d) The Agent has the unrestricted right, power, authority and capacity to act for and bind each of the Selling Shareholders with respect to all matters relating to this Agreement and the transactions contemplated by this Agreement.

         2.25 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.25 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any of the agreements contemplated by this Agreement, nor the consummation or performance of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

              (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

              (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of the Selling Shareholders, or any of the assets owned or used by the Company, is subject;


                                      23.

              (c) to the Knowledge of the Selling Shareholders, cause the Company, the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax;

              (d) cause any of the assets owned or used by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

              (e) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its employees or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

              (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Company Contract;

              (g) give any Person the right to (i) declare a default or exercise any remedy under any Material Company Contract, (ii) accelerate the maturity or performance of any Material Company Contract, or (iii) cancel, terminate or modify any Material Company Contract;

              (h) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which any of the Selling Shareholders is a party or by which any of the Selling Shareholders is bound; or

              (i) result in the imposition or creation of any Encumbrance upon or with respect to any of the Shares or any asset owned or used by the Company.

Except as set forth in Part 2.26 of the Disclosure Schedule, neither the Company nor any of the Selling Shareholders was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or any of the agreements contemplated by this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

         2.26 BROKERS. Neither the Company nor any of the Selling Shareholders has agreed or become obligated to pay, or has taken any action that would reasonably be expected to result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

         2.27 SELLING SHAREHOLDERS.

              (a) Each Selling Shareholder has the capacity and financial capability to comply with and perform all of such Selling Shareholder's covenants and obligations under this Agreement and any of the agreements contemplated by this Agreement to which such Selling Shareholder is or may become a party.


                                      24.

              (b) Each Selling Shareholder (i) is the record and beneficial owner of that number of shares set forth next to that Selling Shareholder's name on the Schedule of Selling Shareholders attached hereto as Exhibit C, (ii) has good and valid title to all of such shares and (iii) has the absolute right, power and the authority to sell, transfer and deliver all such shares, in each case free and clear of all Encumbrances. Except for the shares set forth next to each Selling Shareholders name on the Schedule of Selling Shareholders, such Selling Shareholder does not own any, and there are no, additional shares of capital stock of the Company issued and outstanding. There are no options, warrants, rights, calls, commitments or other agreements of any character whatsoever related to shares owned by each Selling Shareholders.

              (c) No Selling Shareholder: (i) has, at any time, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against such Selling Shareholder, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of such Selling Shareholder's assets, (D) admitted in writing such Selling Shareholder's inability to pay such Selling Shareholder's debts as they become due, (E) been convicted of, or pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on such Selling Shareholder's ability to comply with or perform any of such Selling Shareholder's covenants or obligations under this Agreement or any of the agreements contemplated by this Agreement; or is subject to any Order that may have an adverse effect on such Selling Shareholder's ability to comply with or perform any of such Selling Shareholder's covenants or obligations under this Agreement or any of the agreements contemplated by this Agreement, (ii) has, at any time, obtained any loans or incurred any indebtedness for which any property, assets or securities of the Company is pledged as collateral and there are no Encumbrances on any of the properties, assets or securities of the Company imposed in connection with any indebtedness or other obligations of any Selling Shareholder.

              (d) There is no Proceeding pending, and, to the Knowledge of the Selling Shareholders, no Person has threatened to commence any Proceeding, that would reasonably be expected to have an adverse effect on the ability of any Selling Shareholder to comply with or perform any of such Selling Shareholder's covenants or obligations under this Agreement or any of the agreements contemplated by this Agreement. No event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

         2.28 FULL DISCLOSURE.

              (a) Neither this Agreement nor any of the agreements contemplated by this Agreement contains or will contain any untrue statement of fact; and neither this Agreement nor any of the agreements contemplated by this Agreement omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

              (b) Except as set forth in Part 2.28 of the Disclosure Schedule, there is no fact within the Knowledge of the Selling Shareholders that (i) would be reasonably expected to have a material adverse effect on the Company's business, condition, assets, liabilities, operations or


                                      25.

financial performance (or on any aspect or portion thereof) or on the ability of the Company or any of the Selling Shareholders to comply with or perform any covenant or obligation under this Agreement or any of the agreements contemplated by this Agreement, or (ii) would be reasonably expected to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions this Agreement or any of the agreements contemplated by this Agreement.

              (c) All of the information set forth in the Disclosure Schedule, and all other information regarding the Company and its business, condition, assets, liabilities, operations or financial performance that has been furnished to the Purchaser or any of its Representatives by or on behalf of the Company or any of the Company's Representatives, is accurate and complete in all material respects.

              (d) The Company and the Selling Shareholders have provided the Purchaser and the Purchaser's Representatives with full and complete access to all of the Company's records and other documents and data.

         2.29 INVESTMENT REPRESENTATIONS. Each of the Selling Shareholders understand that the shares of Purchaser Common Stock to be issued pursuant to
Section 1.1 and 1.2 of this Agreement have not been registered under the Securities Act or qualified under state securities or "blue sky" laws ("State Securities Laws"). Each of the Selling Shareholders also understand that the shares of Purchaser Common Stock are being issued pursuant to an exemption from registration and/or qualification contained in the Securities Act and applicable State Securities Laws based in part upon each of the Selling Shareholder's representations contained in this Agreement. Each of the Selling Shareholders hereby represents and warrants as follows:

              (a) SELLING SHAREHOLDERS BEAR ECONOMIC RISK. Selling Shareholder has substantial experience in evaluating the merits and risks of its investment in the Purchaser and has the capacity to protect its own interests. Selling Shareholder must bear the economic risk of this investment indefinitely unless the shares of Purchaser Common Stock are registered pursuant to the Securities Act, or an exemption from such registration is available. Selling Shareholder understands that the Company is not obligated to, and has no present intention to register the shares of Purchaser Common Stock to be issued pursuant to this Agreement. Selling Shareholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Selling Shareholder to transfer all or any portion of the shares of Purchaser Common Stock under the circumstances, in the amounts or at the times the Selling Shareholder might propose.

              (b) ACQUISITION FOR OWN ACCOUNT. Selling Shareholder is acquiring the shares of Purchaser Common Stock for Selling Shareholder's own account and beneficial interest for investment only, and not for sale or with a view to distribution of the shares of Purchaser Common Stock or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention. Selling Shareholder also


                                      26.

represents that the entire legal and beneficial interest of the shares of Purchaser Common Stock it is acquiring pursuant to this Agreement is being acquired for the account of the Selling Shareholder only and neither in whole nor in part for any other person, and that any transfer of the shares of Purchaser Common Stock will be made in compliance with the Securities Act and all other applicable securities laws.

              (c) SELLING SHAREHOLDER CAN PROTECT ITS INTERESTS. Selling Shareholder represents that by reason of its business or financial experience, Selling Shareholder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

              (d) ACCREDITED INVESTOR. Each Selling Shareholder represents that he or she is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

              (e) COMPANY INFORMATION. Selling Shareholder has had an opportunity to discuss the Purchaser's business, management and financial affairs with directors, officers and management of the Purchaser and has had the opportunity to review the Purchaser's operations and facilities. Selling Shareholder has also had the opportunity to ask questions of, and receive answers from, the Purchaser and its management regarding the terms and conditions of this investment and to obtain any additional information necessary to verify the accuracy of the information given the Selling Shareholder. Selling Shareholder acknowledges that it has received all the information it has requested from the Purchaser and considers necessary or appropriate for deciding whether to acquire the shares of Purchaser Common Stock.

              (f) RULE 144. Selling Shareholder acknowledges and agrees that the shares of Purchaser Common Stock issued pursuant to this Agreement must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Selling Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares acquired in a private transaction subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Purchaser, the resale occurring not fewer than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as such term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

              (g) Residence. Selling Shareholder is a resident of the State of Pennsylvania.

         SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PURCHASER

                   The Purchaser represents and warrants, to and for the benefit of the Selling Shareholders, as follows:



                                      27.

         3.1 ACQUISITION OF SHARES. The Purchaser is not acquiring the Shares with the current intention of making a public distribution thereof.

         3.2  AUTHORITY; BINDING NATURE OF AGREEMENT.

              (a) The Purchaser has the right, power and authority to enter into and perform its obligations under this Agreement;

              (b) The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser; and

              (c) This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         3.3       SEC FILINGS

                   Purchaser has made available to the Company a complete and accurate copy (excluding copies of exhibits) of each report, schedule, registration statement and definitive proxy statement filed by Purchaser with the SEC on or after January 1, 1997 (the "Purchaser SEC Documents"), which are all the forms, reports and documents required to be filed by Purchaser with the SEC since January 1, 1997. The Purchaser SEC Documents (i) complied with the requirements of the Securities Act or the Exchange Act, as the case may be, at and as of the times they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing); and (ii) did not at and as of the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3.4 BROKERS. The Purchaser has not agreed or become obligated to pay, and has not taken any action that would reasonably be expected to result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         3.5 INVESTMENT REPRESENTATIONS. Purchaser understands that the Shares purchased pursuant to Section 1.1 and 1.2 of this Agreement have not been registered under the Securities Act or qualified under State Securities Laws. Purchaser also understands that the Shares are being sold pursuant to an exemption from registration and/or qualification contained in the Securities Act and applicable State Securities Laws based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

              (a) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares for Purchaser's own account and beneficial interest for investment only, and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in


                                      28.

connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

              (b) PURCHASER CAN PROTECT ITS INTERESTS. Purchaser represents that by reason of its business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

              (c) COMPANY INFORMATION. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment and to obtain any additional information necessary to verify the accuracy of the information given to Purchaser. Purchaser acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Shares.

              (d) Notwithstanding anything to the contrary, Purchaser hereby acknowledges that the Company and the Selling Shareholders have not made any representations or warranties, express or implied, other than those included in this Agreement or the Exhibits and Schedules hereto.

         3.6 DUE ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used and to perform its obligations under all Contracts to which Purchaser is a party.

         3.7 CAPITALIZATION, ETC. The authorized capital stock of the Purchaser consists of 20,000,000 shares of common stock having a par value of $.01 per share, of which 8,334,581 shares have been issued and are outstanding as of April 22, 1999, and 1,000,000 shares of preferred stock having a par value of $.01 per share, none of which has ever been issued or is outstanding. The Purchaser has, and each Selling Shareholder will acquire at the Closing, good and valid title to the Purchaser Common Stock free and clear of any Encumbrances. All of the Purchaser Common Stock to be issued to the Selling Shareholders pursuant to this Agreement (i) will be duly authorized and validly issued, (ii) will be fully paid and non-assessable, and (iii) will be issued in full compliance with all applicable securities laws and other applicable Legal Requirements.

         3.8 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement or any of the agreements contemplated by this Agreement, nor the consummation or performance of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time);

              (a) Contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws of the Purchaser, or (ii) any resolution


                                      29.

adopted by the stockholders of the Purchaser, the board of directors or any committee of the board of directors of the Purchaser; or

              (b) Contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Purchaser, or any of the assets owned or used by the Purchaser, is subject.

         3.9 ABSENCE OF CHANGES. Since December 31, 1998, there has not been any material adverse change in Purchaser's business, condition, assets, liabilities, operations, or financial performance (or in any aspect or portion thereof).

         SECTION 4.     INDEMNIFICATION, ETC.

         4.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

              (a) The representations and warranties of the Company and the Selling Shareholders shall survive (i) the Closing and the sale of the Shares to the Purchaser; (ii) any sale or other disposition of any or all of the Shares by the Purchaser; and (iii) any Acquisition Transaction effected by or otherwise involving the Purchaser or the Company and shall expire on the date that is one
(1) year after the Closing Date (the "Expiration Date"); PROVIDED, HOWEVER, that if, at any date prior to the Expiration Date, Purchaser (acting in good faith) delivers to the Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by any of the Selling Shareholders or the Company (and setting forth in reasonable detail the basis for Purchaser's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 4.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such date as such claim is fully and finally resolved.

              (b) The representations and warranties of the Company and the Selling Shareholders, and the rights and remedies that may be exercised by the Indemnities, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnities or any of their Representatives.

              (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Selling Shareholders in this Agreement.

         4.2 INDEMNIFICATION BY SELLING SHAREHOLDERS. The Selling Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnities from and against, and shall compensate and reimburse each of the Indemnities for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnities or to which any of the Indemnities may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or


                                      30.

are directly or indirectly connected with any inaccuracy in or breach of any representation or warranty made by the Company or any of the Selling Shareholders in this Agreement or in the Disclosure Schedule; PROVIDED, HOWEVER, that the Selling Shareholders shall not be required to make any indemnification payment pursuant to this Section 4.2 for any breach of any representation or warranty until such time as the total amount of Damages (including the Damages arising from such breach and all other Damages arising from any other breach of any representation or warranty) that have been directly or indirectly suffered or incurred by any one or more of the Indemnities, or to which any one or more of the Indemnities has or have otherwise become subject, exceeds $150,000 in the aggregate. At such time as the total amount of such Damages exceeds $150,000 in the aggregate, the Indemnities shall be entitled to be indemnified against that amount of such damages in excess of $150,000; PROVIDED, FURTHER, HOWEVER, that the liability of each of the Selling Shareholders for any and all Damages shall be limited solely to the Indemnity Shares.

         4.3 NO CONTRIBUTION. Each Selling Shareholder waives, and acknowledges and agrees that such Selling Shareholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Company in connection with any indemnification obligation or any other Liability to which such Selling Shareholder may become subject under this Agreement or the transactions contemplated hereby.

         4.4 NO SETOFF. Except for the right to apply the Indemnity Shares against Damages incurred by Purchaser in accordance with this Agreement and the Escrow Agreement, the Purchaser shall not have the right to set off any amount that may be owed to any Indemnitee under this Section 4 against any amount otherwise payable by an Indemnitee to the Agent or any of the Selling Shareholders.

         4.5 EXCLUSIVITY OF INDEMNIFICATION REMEDIES. From and after the Closing, and except as set forth in Section 7.12, the indemnification remedies and other remedies provided in this Section 4 shall be deemed to be the exclusive remedies of Purchaser in the event of any inaccuracy or breach of any representation or warranty hereunder by the Company or the Selling Shareholders, and resource to the Indemnity Shares shall be the sole and exclusive remedy of Purchaser under this Agreement, other than for claims arising out of actual fraud.

         4.6 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Company, against any other Indemnitee or against any other Person) with respect to which any of the Selling Shareholders may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 4, the Purchaser shall have the right, at its election, to designate the Agent to assume the defense of such claim or Proceeding at the sole expense of the Selling Shareholders. If the Purchaser so elects to designate the Agent to assume the defense of any such claim or Proceeding:

              (a) the Agent shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;


                                      31.

              (b) the Purchaser shall make available to the Agent any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

              (c) the Agent shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

              (d) the Purchaser shall have the right to participate in the defense of such claim or Proceeding;

              (e) the Agent shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser, unless the amount of such settlement is less than the remaining Value of the Indemnity Shares at that time, and a complete and final release is obtained in favor of the Purchaser and the Company, if applicable; and

              (f) the Purchaser may at any time (notwithstanding the prior designation of the Agent to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding. If the Purchaser does not elect to designate the Agent to assume the defense of any such claim or Proceeding (or if, after initially designating the Agent to assume such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own: (i) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by the Selling Shareholders; (ii) the Selling Shareholders shall make available to the Purchaser any documents and materials in the possession or control of any of the Selling Shareholders that may be necessary to the defense of such claim or Proceeding; (iii) the Purchaser shall keep the Agent informed of all material developments and events relating to such claim or Proceeding; and (iv) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Agent; PROVIDED, HOWEVER, that the Agent shall not unreasonably withhold such consent.

         4.7 EXERCISE OF REMEDIES BY INDEMNITIES OTHER THAN PURCHASER. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

         SECTION 5.     COVENANT NOT TO COMPETE.

         5.1 COVENANT. Each of the Selling Shareholders acknowledge and agree that the Company's reputation and goodwill are an integral part of the business success throughout the areas where the Company conducts its business. If any of the Selling Shareholders deprives Purchaser of any of the Company's goodwill or in any manner utilizes their reputation and goodwill in competition with the Company, Purchaser will be deprived of the benefits it has bargained for pursuant to this Agreement. For the consideration to be delivered by Purchaser to


                                      32.

the Selling Shareholders pursuant to this Agreement, and as an inducement for Purchaser to enter into this Agreement, each of the Selling Shareholders agrees that for a period of two (2) years after the Closing Date, such Selling Shareholder shall not, without Purchaser's prior written consent, directly or indirectly, (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partners, consultant or otherwise with, any business or organization in any of the counties of Pennsylvania or in any part of the United States, which directly or indirectly, competes with the businesses of the Company or Purchaser as presently conducted or proposed to be conducted or (ii) solicit, induce or influence any employee of the Company to terminate his or her relationship with the Company. Each of the Selling Shareholders agree to maintain in confidence and not to disclose to any third party, any ideas, methods, customer lists, supplier lists, business plans, trade secrets to other proprietary information or proprietary rights of the Company. In the event the covenant in this Section 5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

         5.2 INJUNCTIVE RELIEF. Each of the Selling Shareholders acknowledges that breach of the covenant contained in this Section 5 will cause irreparable damage to Purchaser, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each of the Selling Shareholders agree that if the Selling Shareholders, or any one of them, breaches the covenant contained in this
Section 5, in addition to any other remedy which may be available at law or in equity, Purchaser shall be entitled to specific performance and injunctive relief, without posting a bond or other security.

         SECTION 6.     PIGGYBACK REGISTRATION RIGHTS.

         6.1 DEFINITIONS. For purposes of this Section 6, the following terms shall have the following respective meanings:

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "HOLDER" means any person owning of record Registrable Securities.

              "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

              "REGISTRABLE SECURITIES" means the Purchaser Common Stock issued to the Selling Shareholders as consideration for the Shares under Sections 1.1 and 1.2 of this Agreement.

              "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Purchaser's Common Stock that are


                                      33.

Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

              "REGISTRATION EXPENSES" shall mean all expenses incurred by the Purchaser in complying with Sections 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Purchaser, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Purchaser which shall be paid in any event by the Purchaser).

              "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

              "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

              "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

         6.2 PIGGYBACK REGISTRATIONS. The Purchaser shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Purchaser excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Purchaser, so notify the Purchaser in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Purchaser, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Purchaser with respect to offerings of its securities, all upon the terms and conditions set forth herein.

              (a) UNDERWRITING. If the registration statement under which the Purchaser gives notice under this Section 6.2 is for an underwritten offering, the Purchaser shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 6.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Purchaser. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated,


                                      34.

first, to the Purchaser; second, to Finova Capital Corporation; and third, to all shareholders of the Purchaser included in such registration (including the Holders) on a PRO RATA basis. No such reduction shall reduce the securities being offered by the Purchaser for its own account to be included in the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Purchaser and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder", and any PRO RATA reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

              (b) RIGHT TO TERMINATE REGISTRATION. The Purchaser shall have the right to terminate or withdraw any registration initiated by it under this
Section 6.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Purchaser in accordance with Section 6.3 hereof.

         6.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 6.2 herein shall be borne by the Purchaser. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered PRO RATA on the basis of the number of shares so registered.

         6.4 OBLIGATIONS OF THE PURCHASER. Whenever required to effect the registration of any Registrable Securities, the Purchaser shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective. The Purchaser shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

              (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other


                                      35.

documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

              (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; PROVIDED that the Purchaser shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Purchaser for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Purchaser, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

         6.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 6 shall terminate and be of no further force and effect if all Registrable Securities held by such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

         6.6  DELAY OF REGISTRATION; FURNISHING INFORMATION.

              (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

              (b) It shall be a condition precedent to the obligations of the Purchaser to take any action pursuant to Section 6.2 that the selling Holders shall furnish to the Purchaser such information regarding themselves, the Registrable Securities held by them and the intended


                                      36.

method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         6.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 6.2:

              (a) To the extent permitted by law, the Purchaser will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Purchaser: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Purchaser of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Purchaser will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section 6.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, nor shall the Purchaser be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

              (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Purchaser, each of its directors, its officers and each person, if any, who controls the Purchaser within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Purchaser or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and


                                      37.

in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Purchaser or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this Section 6.7 exceed the proceeds from the offering received by such Holder.

              (c) Promptly after receipt by an indemnified party under this
Section 6.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.7.

              (d) If the indemnification provided for in this Section 6.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.


                                      38.

              (e) The obligations of the Purchaser and Holders under this
Section 6.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         6.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Purchaser to register Registrable Securities pursuant to this Section 6 may not be assigned.

         6.9 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 6 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Purchaser and the Holders of at least a majority in interest of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon each Holder and the Purchaser. By acceptance of any benefits under this Section 6, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         6.10 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Purchaser held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Purchaser not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Purchaser filed under the Securities Act. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Purchaser or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Purchaser or the representative of the underwriters of Common Stock (or other securities) of the Purchaser, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Purchaser or such representative in connection with the completion of any public offering of the Purchaser's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 6.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Purchaser may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         6.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Purchaser agrees to use its best efforts to:

              (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities


                                      39.

Act, at all times after the effective date of the first registration filed by the Purchaser for an offering of its securities to the general public; and

              (b) File with the SEC, in a timely manner, all reports and other documents required of the Purchaser under the Exchange Act.

         SECTION 7.     MISCELLANEOUS PROVISIONS

         7.1  SELLING SHAREHOLDERS' AGENT.

              (a) The Selling Shareholders hereby irrevocably nominate, constitute and appoint John P. Biglin (the "Agent") as the agent and true and lawful attorney-in-fact of the Selling Shareholders, with full power of substitution, to act in the name, place and stead of the Selling Shareholders for purposes of executing any documents and taking any actions that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate in connection with the performance of this Agreement or any of the transactions contemplated hereby. John P. Biglin hereby accepts his appointment as Agent.

              (b) The Selling Shareholders hereby grant to the Agent full authority to execute, deliver, acknowledge, certify and file on behalf of the Selling Shareholders (in the name of any or all of the Selling Shareholders or otherwise) any and all documents that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Agent may, in his sole discretion, determine to be appropriate (including the General Release referred to in Section 1.7(b)(vii) and any amendment to or waiver of rights under this Agreement or any of the transactions contemplated by this Agreement). Notwithstanding anything to the contrary contained in this Agreement or any of the agreements contemplated by this Agreement: (i) the Purchaser shall be entitled to deal exclusively with the Agent on all matters relating to this Agreement or any of the transactions contemplated by this Agreement (including all matters relating to any notice to, or any Consent to be given or action to be taken by, any Selling Shareholder); and (ii) each Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Selling Shareholder by the Agent, and on any other action taken or purported to be taken on behalf of any Selling Shareholder by the Agent, as fully binding upon such Selling Shareholder.

              (c) The Selling Shareholders recognize and intend that the power of attorney granted in Section 7.1(a): (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Agent; and (iii) shall survive the death or incapacity of each of the Selling Shareholders.

              (d) The Agent shall be entitled to treat as genuine, and as the document it purports to be, any letter, facsimile, telex or other document that is believed by his to be genuine and to have been telexed, telegraphed, faxed or cabled by a Selling Shareholder or to have been signed and presented by a Selling Shareholder.


                                      40.

              (e) If the Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities hereunder, the Selling Shareholders shall, within ten days after such death or disability, appoint a successor to the Agent and immediately thereafter notify the Purchaser of the identity of such successor. Any such successor shall succeed the Agent as Agent hereunder. If for any reason there is no Agent at any time, all references herein to the Agent shall be deemed to refer to the Selling Shareholders.

              (f) All expenses incurred by the Agent in connection with the performance of his duties as Agent shall be borne and paid by the Selling Shareholders.

         7.2 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         7.3 FEES AND EXPENSES. Subject to the provisions of Section 4 (including the indemnification and other obligations of the Selling Shareholders thereunder), the Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward LLP) that have been incurred or that are in the future incurred by or on behalf of the Purchaser, the Selling Shareholders or the Company in connection with the transactions contemplated by this Agreement, including: (i) the negotiation, preparation and review of any letter of intent or similar document relating to this Agreement or any of the transactions contemplated by this Agreement; (ii) the investigation and review conducted by the Purchaser and its Representatives with respect to the Company's business; (iii) the negotiation, preparation and review of this Agreement and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement; and (iv) the consummation and performance of the transactions contemplated by this Agreement.

         7.4 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or any of the transactions contemplated by this Agreement or the enforcement of any provision of any of this Agreement or any of the transactions contemplated by this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         7.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):


                                      41.

              if to the Company:

                   Dynamic Technologies, Inc.
                   555 Second Avenue, Suite 800
                   Collegeville, PA  19426
                   Attention: John P. Biglin
                   Fax:  (610) 409-8301

              WITH A COPY TO:

                   Robert E. Delaney
                   1528 McDaniel Drive
                   West Chester, PA  19380
                   Fax:  (610) 344-0624


              if to the Agent or to any of the Selling Shareholders:

                   John P. Biglin
                   c/o Dynamic Technologies
                   555 Second Avenue, Suite 800
                   Collegeville, PA  19426
                   Fax:  (610) 409-8301

              if to the Purchaser:

                   Javelin Systems, Inc.
                   1881 Langley Avenue
                   Irvine, CA  92614
                   Attention:  Horace Hertz
                   Fax:  (949) 440-8086

                   WITH A COPY TO:

                   Cooley Godward LLP
                   4365 Executive Drive, Suite 1100
                   San Diego, CA  92121
                   Attn:  Jeremy D. Glaser, Esq.
                   Fax:  (619) 453-3555

         7.6  PUBLICITY. On and at all times after the Closing Date:

              (a) no press release or other publicity concerning this Agreement or any of the transactions contemplated by this Agreement shall be issued or otherwise disseminated by or on behalf of the Company or any of the Selling Shareholders, and the Company and the Selling Shareholders


                                      42.

shall continue to keep the existence and terms of this Agreement and the transactions contemplated by this Agreement strictly confidential; and

              (b) each Selling Shareholder shall keep strictly confidential, and shall not use or disclose to any other Person, any non-public document or other information in such Selling Shareholder's possession that relates directly or indirectly to the business of the Company, the Purchaser or any affiliate of the Purchaser.

         7.7  TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         7.8 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         7.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         7.10 GOVERNING LAW; VENUE.

              (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

              (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Orange, California.

Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Orange, California (and each appellate court located in the State of California) in connection with any such legal proceeding; (ii) agrees that each state and federal court located in the County of Orange, California shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Orange, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

              (c) Each Selling Shareholder agrees that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against such Selling Shareholder in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.


                                      43.

              (d) Nothing contained in Section 7.10(b) or 7.10(c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Company or any of the Selling Shareholders in any other forum or jurisdiction.

              (e) The Selling Shareholders irrevocably constitute and appoint the Agent as their agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

              (f) The Selling Shareholders irrevocably waive the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         7.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Selling Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Selling Shareholders; the Purchaser; the other Indemnities (subject to Section 4.8); and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 4), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         7.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each of the parties hereto agrees that:

              (a) in the event of any Breach or threatened Breach by such party of any covenant, obligation or other provision set forth in this Agreement, each other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and

              (b) neither the Selling Shareholders, Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         7.13 WAIVER.

              (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.


                                      44.

              (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         7.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Agent.

         7.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         7.16 PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their Representatives, the Indemnities and their respective successors and assigns (if any).

         7.17 ENTIRE AGREEMENT. This Agreement and the transactions contemplated by this Agreement set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         7.18 CONSTRUCTION.

              (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

              (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

              (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                                      45.

    THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AND DELIVERED AS OF THE DATE FIRST WRITTEN ABOVE.


"PURCHASER":                      JAVELIN SYSTEMS, INC.
                                  a Delaware corporation


                                  By:
                                     ------------------------------------------

"THE COMPANY":                    DYNAMIC TECHNOLOGIES, INC.,
                                  a Pennsylvania corporation


                                  By:
                                     ------------------------------------------
                                     Denise Biglin, President


                                  SB HOLDINGS, INC.
                                  a Pennsylvania corporation


                                  By:
                                     ------------------------------------------
                                     John P. Seitz, President


"SELLING SHAREHOLDERS":
                                     ------------------------------------------
                                     JOHN P. SEITZ


                                     ------------------------------------------
                                     JOHN P. BIGLIN


                                     ------------------------------------------
                                     DENISE BIGLIN


"AGENT":

                                     ------------------------------------------
                                     JOHN P. BIGLIN


                     SIGNATURE PAGE TO JAVELIN SYSTEMS, INC.
                            STOCK PURCHASE AGREEMENT


                                      46.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

              (a) the sale or other disposition of all or any portion of the Company's business or assets (other than in the ordinary course of business);

              (b) THE ISSUANCE, SALE OR OTHER DISPOSITION OF (i) ANY CAPITAL STOCK OF THE COMPANY, (ii) ANY OPTION, CALL, WARRANT OR RIGHT (WHETHER OR NOT IMMEDIATELY EXECRABLE) TO ACQUIRE ANY CAPITAL STOCK OF THE COMPANY, OR (iii) ANY SECURITY, INSTRUMENT OR OBLIGATION THAT IS OR MAY BECOME CONVERTIBLE INTO OR EXCHANGEABLE FOR ANY CAPITAL STOCK OF THE COMPANY; OR

              (c) ANY MERGER, CONSOLIDATION, BUSINESS COMBINATION, SHARE EXCHANGE, REORGANIZATION OR SIMILAR TRANSACTION INVOLVING THE COMPANY.

         AGENT. "Agent" shall have the meaning specified in Section 7.1 of the Agreement.

         AGREEMENT. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

         CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         CLOSING. "Closing" shall have the meaning specified in Section 1.6 of the Agreement.

         CLOSING DATE. "Closing Date" shall have the meaning specified in
Section 1.6 of the Agreement.

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         COMPANY. "Company" shall mean collectively, Dynamic Technologies, Inc. and SB Holdings, Inc.

         COMPANY FINANCIAL STATEMENTS. "Company Financial Statements" shall have the meaning specified in Section 2.4 of the Agreement.

         COMPANY PLAN. "Company Plan" shall mean any Current Benefit Plan or Past Benefit Plan.

         COMPANY RETURNS. "Company Returns" shall have the meaning specified in
Section 2.16 of the Agreement.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         CURRENT BENEFIT PLAN. "Current Benefit Plan" shall mean any Employee Benefit Plan that is currently in effect and:

              (a) that was established or adopted by the Company or any ERISA Affiliate or is maintained or sponsored by the Company;

              (b) In which the Company participates;

              (c) With respect to which the Company or any ERISA Affiliate is or may be required or permitted to make any contribution; or

              (d) With respect to which the Company or any ERISA Affiliate is or may become subject to any liability.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, Liability, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Company and the Selling Shareholders, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) OF ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the Company Financial Statements were prepared.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:

              (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

              (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any:

              (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

              (b) Federal, state, local, municipal, foreign or other government;

              (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

              (d) multi-national organization or body; or

              (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         HAZARDOUS MATERIAL. "Hazardous Material" shall include:

              (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;

              (b) any waste, gas or other substance or material that is explosive or radioactive;

              (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the respective regulations promulgated thereunder);

              (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and

              (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         INDEMNITIES. "Indemnities" shall mean the following Persons:

              (a) the Purchaser;

              (b) the Purchaser's current and future affiliates (including the Company);

              (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

              (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

PROVIDED, HOWEVER, that (i) the company shall not be entitled to exercise any rights as an indemnitee prior to the closing, and (ii) none of the selling shareholders shall at any time be deemed to be "indemnities."

         KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if such individual has actual knowledge of such fact or other matter. For purposes of this definition, an individual shall be deemed to have actual knowledge of the existence and content of any written documents or agreements in the Company's possession or control. The Company shall be deemed to have "Knowledge" of a particular fact or other matter if John
P. Biglin or John P. Seitz has Knowledge of such fact or other matter.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation,

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ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP (in regard to the Company) or generally accepted accounting principles (in regard to any other person) and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         MATERIAL COMPANY CONTRACT DEFINITION

              (a) Part 2.12 of the Disclosure Schedule identifies each Contract that constitutes a "Material Company Contract." For purposes of this Agreement, a "Material Company Contract" shall be deemed to be any Contract:

                  (i) relating to the employment or engagement of, or the
              performance of services by, any employee, consultant or independent contractor which involves a potential commitment of the Company in excess of $60,000 per year;

                  (ii) relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset (except for any Proprietary Asset that is licensed to the Company under any third party software license agreement generally available to the public at a cost of less than $10,000);

                  (iii) imposing any material restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (c) to develop or distribute any technology;

                  (iv) creating or involving any agency relationship,
              distribution arrangement or franchise relationship involving payments or obligations in excess of $25,000 per year;

                  (v) relating to the acquisition, issuance or transfer of any securities;

                  (vi)creating or relating to the creation of any
              encumbrance with respect to any asset owned or used by the Company having a value in excess of $25,000;

                  (vii) involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity (other than customary intellectual property indemnitees for hardware and software sold by the Company), any right of contribution or any surety arrangement, any of which obligations involve a Company obligation in excess of $25,000 per year;

                  (viii) creating or relating to any partnership or joint
              venture or any sharing of revenues, profits, losses, costs or liabilities;

                  (ix) relating to the purchase or sale of any product or
              other asset by or to, or the performance of any services by or for, any Related Party;

                  (x) entered into outside the ordinary course of business;

                  (xi) that may not be terminated by the Company (without
              penalty) within 60 days after the delivery of a termination notice by the Company; and

                  (xii) contemplating or involving (A) the payment or
              delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate.)

         ORDER. "Order" shall mean any:

              (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

              (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

         PAST BENEFIT PLAN. "Past Benefit Plan" shall mean any Employee Benefit Plan (other than a Current Benefit Plan):

              (a) of which the Company or any ERISA Affiliate has ever been a "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or that otherwise has at any time been established, adopted, maintained or sponsored by the Company or by any ERISA Affiliate;

              (b) in which the Company or any ERISA affiliate has ever participated;

              (c) with respect to which the Company or any ERISA affiliate has ever made, or has ever been required or permitted to make, any contribution; or

              (d) with respect to which the Company or any ERISA affiliate has ever been subject to any Liability.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         PURCHASER. "Purchaser" shall mean Javelin Systems, Inc., a Delaware corporation.

         RELATED PARTY. Each of the following shall be deemed to be a "Related Party":

              (a) each of the Selling Shareholders;

              (b) each individual who is, or who has at any time been, an officer of the Company;

              (c) each member of the immediate family of each of the individuals referred to in clauses "(a)" and "(b)" above; and

              (d) any Entity (other than the Company) in which any one of the individuals referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a controlling voting, proprietary or equity interest.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. The Selling Shareholders and all other Related Parties shall be deemed to be "Representatives" of the Company.

         SELLING SHAREHOLDERS. "Selling Shareholders" shall have the meaning specified in the introductory paragraph of the Agreement.

         SHARES. "Shares" shall have the meaning specified in Recital "A" to the Agreement.

         SPOUSAL CONSENTS. "Spousal Consents" shall mean the Spousal Consents being executed by the respective spouses of the Selling Shareholders contemporaneously with the execution and delivery of the Agreement.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall have the meaning specified in Section 2.4 of the Agreement.